SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 09/30/2004
FILE NUMBER 811-3826
SERIES NO.: 2

74U.     1.   Number of shares outstanding
              Class A Shares                     2,379
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                     2,136
              Class C Shares                     1,578
              Investor Class                    30,384


74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $  3.73
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $  3.73
              Class C Shares                   $  3.94
              Investor Class                   $  3.75